UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2007

AEROVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
______________________
181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2007, United States Special Operations Command, or USSOCOM, awarded AeroVironment, Inc. a three-year contract to develop and deliver a Global Observer aircraft to demonstrate the ability to operate an aircraft in the stratosphere for up to seven days without landing.  This contract initiates a Joint Capabilities Technology Demonstration, or JCTD.  The JCTD is sponsored by multiple U.S. government organizations, with USSOCOM designated as the Technical Manager to lead the JCTD by the Deputy Under Secretary of Defense for Advanced Systems and Concepts.

The base contract, which will be funded under a cost-plus fixed-fee arrangement, provides for the development and delivery of the initial Global Observer aircraft with a launch recovery element, and is valued at approximately $57 million.  The contract also includes options for the development and delivery of up to two additional Global Observer aircraft and one additional launch and recovery element, resulting in a total potential contract value of approximately $108 million.  Specific deliverables under the contract, including certain software and intellectual property related to Global Observer’s power and propulsion system, will be separately funded and owned by AeroVironment.  Tooling and other capital required for aircraft manufacturing will also be separately funded and owned by AeroVironment.

Item 7.01	Regulation FD Disclosure.

On September 26, 2007, AeroVironment, Inc. issued a press release announcing the award described above.  A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

 (c)           Exhibits.

The following exhibits are filed herewith:

Exhibit
Number                                Description

99.1	Press release issued by AeroVironment, Inc., dated September 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AEROVIRONMENT, INC.

Date:           September 26, 2007                                                                                                     By:     /s/ Timothy E. Conver
                                      Timothy E. Conver
                                  Chairman, President and Chief Executive Officer